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                                                                   EXHIBIT 5.1



                                 April 19, 1996




Apache Corporation
2000 Post Oak Blvd, Suite 100
Houston, Texas 77056-4400


Ladies and Gentlemen:

        I am General Counsel to Apache Corporation, a Delaware corporation (the "Company"), and am rendering this opinion in my capacity as such in connection with the proposed offering from time to time of up to $180,000,000 principal amount of the Company's senior unsecured debt securities (the "Notes") to be issued in one or more series pursuant to an Indenture dated February 15, 1996 (the "Indenture") between the Company and Chemical Bank, Trustee. The Notes are described in the Company's registration statement on Form S-3 (No. 33-63923) (the "Registation Statement") and the Company's registration statement on Form S-3 related thereto filed pursuant to Rule 462(b) (the "Rule 462 Registration Statement"). The Notes are to be offered upon the terms and subject to the conditions set forth in a proposed Underwriting Agreement by and between the Company, Goldman Sachs & Co., Lehman Brothers, Inc., J.P. Morgan Securities, Inc. and First Chicago Capital Markets, Inc., (the "Underwriting Agreement").

        In connection therewith, I have examined the Registration Statement which was filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and declared effective on December 13, 1995, which covers $250,000,000 of the Company's senior unsecured debt securities, including $150,000,000 of the Notes. I have also examined the Rule 462 Registration Statement covering $30,000,000 of the Notes to be registered, which is to be filed with the Securities and Exchange Commission. I have examined originals or copies certified or otherwise identified to my satisfaction of the Restated Certificate of Incorporation of the Company and the Bylaws of the Company, each as amended to date, the corporate proceedings with respect to the offering of the Notes and such other documents and instruments as I have deemed necessary or appropriate for the expression of the opinions contained herein.

        I have assumed the authenticity and completeness of all records, certificates and other instruments submitted to me as originals, the conformity to original documents of all records, certificates and other instruments submitted to me as copies, the authenticity and completeness of originals of those records, certificates and other instruments submitted to me as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that I have examined.
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April 19, 1996
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        Based on the foregoing, and having regard for such legal considerations as I have deemed relevant, I am of the opinion that when the Notes have been duly authorized by the Company as contemplated by the Indenture and when duly executed by the proper officers of the Company, authenticated and delivered by the Trustee in accordance with the Indenture, and issued and sold pursuant to the terms of the Underwriting Agreement against payment of the consideration therefor, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally or by general equity principles, and except further as enforcement thereof may be limited by (1) requirements that a claim with respect to any Notes denominated other than in U.S. dollars (or a foreign currency or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (2) governmental authority to limit, delay or prohibit the making of payments outside the United States.

        I hereby consent to the filing of this opinion as an exhibit to the Rule 462 Registration Statement and to the use of my name under the caption "Legal Matters" in the prospectus included or incorporated by reference therein. I further consent to the filing of this opinion as an Exhibit to the Company's Current Report on Form 8-K dated April 22, 1996, to be filed with the Commission and to incorporation by reference of this opinion in the Registration Statement.


                                           Very truly yours,

                                           /s/ Z. S. KOBIASHVILI